Exhibit 10.8

Bank of Commerce Holdings

Clawback Policy

bank of commerce | holdings

Table of Contents

Policy Statement	3

Terms	3

Responsible Party: Admin / Sam Jimenez

Board Approved: December 20, 2016

Policy Statement

The Board of Directors of Bank of Commerce Holdings (the “Company”) has approved and adopted the following Clawback Policy, effective as of December 20, 2016.

“It is the policy of Bank of Commerce Holdings (the “Company”) that, to the full extent permitted by governing federal and/or state law, in the event the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, and the Board of Directors (“Board”) determines that the misconduct of any person who was an executive officer of the Company at the time of the misconduct contributed to the noncompliance which resulted in the obligation to restate the Company’s financial statements, the Company will recover such amounts (which shall be deemed to have been unearned) from any such current or former executive officer who received incentive compensation during the one year period preceding the date on which the Company is required to prepare the accounting restatement, in excess of what would have been earned and paid to the executive officer under the accounting restatement.

The Executive Compensation Committee of the Board shall have sole discretion to determine any amount of compensation to be recovered under this policy, including, without limitation, to determine the amount of any award that was based on the erroneous data. This policy shall be enforced unless it would be unreasonable to do so, such as, by way of example, if the expense of enforcing would exceed the amount recovered. In addition to and without limiting the availability of other methods of recoupment, the Company may set off the amounts of any such required recoupment against any amounts otherwise owed by the Company to an affected current or former executive officer as determined by the Executive Compensation Committee in its sole discretion, to the extent any such offset complies with federal and state law, including but not limited to the requirements of Section 409A of the Internal Revenue Code and the guidance issued thereunder; and the amount otherwise owed shall continue to be reported for Federal income tax purposes as if such offset had not occurred.”

Responsible Party: Admin / Sam Jimenez

Board Approved: December 20, 2016

Terms

The following terms used in the foregoing Clawback Policy shall be interpreted in the following manner, and the following additional provisions shall apply to the Clawback Policy:

a.	The term “executive officer” shall mean any executive officer as designated by the Board to be subject to Section 16 of the Securities and Exchange Act of 1934, as amended.
b.

The term “incentive compensation” shall mean all bonuses and other incentive cash and equity-based compensation awarded to the executive officer, the amount, payment and/or vesting of which was calculated based wholly or in part on the application of cash compensation or equity-based compensation calculated by reference to measures of specific, objective Company financial performance measured during any part of the period covered by the financial restatement.

c.	The term “misconduct” shall mean willful commission of an act of fraud or intentionally illegal conduct in the performance of a person’s duties.
d.

The date an accounting restatement is required shall be the earlier of (i) the date on which the Company makes a determination that previously-filed financial statements should not be relied upon as provided in Item 4.02 of SEC Form 8-K, or (ii) the date a court, regulator or other legally authorized body directs the Company to restate its previously issued financial statements to correct a material error.

e.

Before the Executive Compensation Committee determines to seek recovery pursuant to this Policy, it shall provide to the applicable executive officer written notice and the opportunity to be heard, at a meeting of the Executive Compensation Committee (which may be in-person or telephonic, as determined by the Executive Compensation Committee).

Responsible Party: Admin / Sam Jimenez

Board Approved: December 20, 2016

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